Exhibit 99

BMC Software Announces Fiscal 2013 Fourth Quarter and Full Year Results

  Total Company bookings for the quarter grew 14 percent from a year ago
  ESM license bookings in the quarter were $166 million, up 9 percent year-over-year
  Cloud-related license bookings rose 39 percent in the quarter from a year ago
  SaaS business now has more than 600 active customers
  Fourth quarter non-GAAP diluted EPS was $0.87, up 18 percent year-over-year; full-year non-GAAP diluted EPS was $3.37, up 4 percent year-over-year
  Cash flow from operations for the quarter was $347 million, up 63 percent year-over-year

HOUSTON--(BUSINESS WIRE)--May 6, 2013--BMC Software (NASDAQ: BMC), the recognized global leader in enterprise IT management, today announced results for the fourth quarter of its fiscal 2013.

GAAP net earnings for the full fiscal year were $331 million, or $2.13 per diluted share, versus $401 million, or $2.32 per diluted share in fiscal 2012. Non-GAAP net earnings for the year were $524 million, or $3.37 per diluted share, compared to $562 million, or $3.25 per diluted share in fiscal 2012.

GAAP net earnings for the fourth quarter were $73 million, or $0.50 per diluted share, versus $71 million, or $0.43 per diluted share in the year-ago period. Non-GAAP net earnings for the quarter were $127 million, or $0.87 per diluted share, compared to $123 million, or $0.74 per diluted share in the year-ago period.

Included in the financial tables is a reconciliation between non-GAAP and GAAP results.

The Company posted the following key results for fiscal 2013:

  BMC’s SaaS business increased its customer base by over 80 percent during fiscal 2013 and now has more than 600 active SaaS customers.
  Fiscal 2013 Cloud-related license bookings totaled more than $100 million, increasing 35 percent year-over-year.
  Balance sheet remains solid with $1.6 billion of cash and investments, $251 million in net cash and investments and $2.0 billion in deferred revenue as of March 31, 2013.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release and the accompanying tables the following non-GAAP information: (a) non-GAAP operating expenses, (b) non-GAAP operating income, (c) non-GAAP operating margin, (d) non-GAAP net earnings and (e) non-GAAP diluted earnings per share. Each of these financial measures excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. These non-GAAP financial measures exclude share-based compensation expense; the amortization of intangible assets; severance, exit costs and other restructuring charges; proxy contest costs; as well as the related tax impacts of these items; and certain discrete tax items. Each of the non-GAAP adjustments is described in more detail below. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that BMC management and the board of directors do not consider part of core operating results when assessing the performance of the organization. In addition, we have historically reported similar non-GAAP financial measures and we believe that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. Accordingly, we believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management.

While we believe that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as share-based compensation expense; the amortization of intangible assets; severance, exit costs and other restructuring charges; proxy contest costs; as well as the related tax impacts of these items; and certain discrete tax items that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

The following discusses the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures:

• Share-based compensation expense. Our non-GAAP financial measures exclude the compensation expenses required to be recorded by GAAP for equity awards to employees and directors. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding expenses related to share-based compensation, because these costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted.

• Amortization of intangible assets. Our non-GAAP financial measures exclude costs associated with the amortization of intangible assets. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding amortization of intangible assets, because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Severance, exit costs and other restructuring charges. Our non-GAAP financial measures exclude severance, exit costs and other restructuring charges, and any subsequent changes in estimates, as they relate to our corporate restructuring and exit activities, including asset impairments resulting from a fourth quarter fiscal 2013 operational review. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding severance, exit costs and other restructuring charges, in order to provide comparability and consistency with historical operating results.

• Proxy contest costs. During the first quarter of fiscal 2013, the Company became engaged in a proxy contest initiated by a shareholder of the Company. The Company recorded a charge of approximately $5 million for unplanned proxy contest expenses during fiscal 2013, consisting primarily of outside financial advisory, legal, solicitation and consulting fees. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding such costs, in order to provide comparability and consistency with historical operating results.

• Provision for income taxes on above pre-tax non-GAAP adjustments. Our non-GAAP financial measures exclude the tax impact of the above pre-tax non-GAAP adjustments. This amount is calculated using the tax rates of each country to which these pre-tax non-GAAP adjustments relate. Management excludes the non-GAAP adjustments on a net-of-tax basis in evaluating our performance. Therefore, we exclude the tax impact of these charges when presenting non-GAAP financial measures.

• Certain discrete tax items. Our non-GAAP financial measures exclude net tax benefits of $6 million for fiscal 2012 associated with tax authority settlements related to prior years’ tax matters. Management excludes the impact of these items in evaluating our performance. Therefore, we exclude these items when presenting non-GAAP financial measures.

In this press release, we refer to certain bookings information. Bookings represent the transactional value of new contracts closed and recorded in our financial statements, including amounts recorded to both revenue and deferred revenue. We also refer to growth rates for revenue and bookings at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company’s business performance. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Business runs better when IT runs at its best.

Tens of thousands of IT organizations around the world -- from small and mid-market businesses to the Global 100 -- rely on BMC Software (NASDAQ: BMC) to manage their business services and applications across distributed, mainframe, virtual and cloud environments. BMC helps customers cut costs, reduce risk and achieve business objectives with the broadest choice of IT management solutions, including industry-leading Business Service Management and Cloud Management offerings. For the four fiscal quarters ended March 31, 2013, BMC revenue was approximately $2.2 billion. www.bmc.com

BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © Copyright 2013 BMC Software, Inc.

BMC SOFTWARE, INC. STATEMENTS OF OPERATIONS (In millions, except per share data) (Unaudited)

			Incr/(Decr)
	Quarter Ended March 31,		Percentage
	2012	2013	Change
Revenue:
License	$233.6	$225.4	(3.5)%
Maintenance	273.0	286.1	4.8%
Professional services	58.1	57.1	(1.7)%
Total revenue	564.7	568.6	0.7%

Operating expenses:
Cost of license revenue	42.2	38.8	(8.1)%
Cost of maintenance revenue	59.0	53.2	(9.8)%
Cost of professional services revenue	58.6	55.4	(5.5)%
Selling and marketing expenses	181.7	183.4	0.9%
Research and development expenses	43.7	58.1	33.0%
General and administrative expenses	57.9	63.6	9.8%
Amortization of intangible assets	15.6	10.3	(34.0)%
Total operating expenses	458.7	462.8	0.9%
Operating income	106.0	105.8	(0.2)%
Other expense, net	(4.0)	(12.2)	205.0%
Earnings before income taxes	102.0	93.6	(8.2)%
Provision for income taxes	31.3	20.9	(33.2)%
Net earnings	$70.7	$72.7	2.8%

Diluted earnings per share	$0.43	$0.50	16.3%

Shares used in computing diluted earnings per share	165.6	146.1	(11.8)%

BMC SOFTWARE, INC. STATEMENTS OF OPERATIONS (In millions, except per share data) (Unaudited)

			Incr/(Decr)
	Year Ended March 31,		Percentage
	2012	2013	Change
Revenue:
License	$877.8	$838.5	(4.5)%
Maintenance	1,080.4	1,139.1	5.4%
Professional services	213.8	223.8	4.7%
Total revenue	2,172.0	2,201.4	1.4%

Operating expenses:
Cost of license revenue	158.4	159.6	0.8%
Cost of maintenance revenue	198.5	208.4	5.0%
Cost of professional services revenue	212.0	224.0	5.7%
Selling and marketing expenses	634.0	686.9	8.3%
Research and development expenses	165.2	174.6	5.7%
General and administrative expenses	217.9	238.7	9.5%
Amortization of intangible assets	42.1	43.8	4.0%
Total operating expenses	1,628.1	1,736.0	6.6%
Operating income	543.9	465.4	(14.4)%
Other expense, net	(13.9)	(37.5)	169.8%
Earnings before income taxes	530.0	427.9	(19.3)%
Provision for income taxes	129.0	96.9	(24.9)%
Net earnings	$401.0	$331.0	(17.5)%

Diluted earnings per share	$2.32	$2.13	(8.2)%

Shares used in computing diluted earnings per share	172.8	155.7	(9.9)%

BMC SOFTWARE, INC. BALANCE SHEETS (In millions) (Unaudited)

	March 31,	June 30,	September 30,	December 31,	March 31,
	2012	2012	2012	2012	2013

Current assets:
Cash and cash equivalents	$1,496.9	$1,465.5	$1,311.2	$1,057.9	$1,379.2	(a)
Short-term investments	86.1	138.1	128.2	123.6	131.2	(a)
Trade accounts receivable, net	296.7	192.1	216.9	265.8	265.5
Trade finance receivables, net	108.0	64.2	68.5	69.5	110.4
Other current assets	195.1	183.2	181.8	198.6	213.1
Total current assets	2,182.8	2,043.1	1,906.6	1,715.4	2,099.4

Property and equipment, net	87.8	88.0	92.3	89.6	85.2
Software development costs, net	244.7	255.2	262.4	268.0	271.4
Long-term investments	52.6	44.6	45.9	71.6	71.5	(a)
Long-term trade finance receivables, net	80.1	51.4	56.2	42.9	67.8
Goodwill and intangible assets, net	1,957.6	1,924.2	1,917.5	1,909.4	1,895.7
Other long-term assets	240.2	239.7	236.2	213.3	229.3
Total assets	$4,845.8	$4,646.2	$4,517.1	$4,310.2	$4,720.3

Current liabilities:
Trade accounts payable	$31.5	$46.6	$44.5	$38.1	$31.6
Finance payables	1.2	1.9	7.7	10.7	10.5
Accrued liabilities	319.4	219.8	247.0	268.4	326.4
Deferred revenue	1,059.5	1,060.6	1,004.7	979.2	1,038.6
Total current liabilities	1,411.6	1,328.9	1,303.9	1,296.4	1,407.1

Long-term deferred revenue	934.4	899.2	837.3	796.9	936.7
Long-term borrowings	821.6	823.3	824.8	1,308.6	1,306.0
Other long-term liabilities	232.4	231.0	229.7	228.2	252.0
Total long-term liabilities	1,988.4	1,953.5	1,891.8	2,333.7	2,494.7

Total stockholders' equity	1,445.8	1,363.8	1,321.4	680.1	818.5

Total liabilities and stockholders' equity	$4,845.8	$4,646.2	$4,517.1	$4,310.2	$4,720.3

(a) Total cash and investments	$1,635.6	$1,648.2	$1,485.3	$1,253.1	$1,581.9

BMC SOFTWARE, INC. STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

Quarter Ended March 31,			Year Ended March 31,
2012	2013		2012	2013

		Cash flows from operating activities:
$70.7	$72.7	Net earnings	$401.0	$331.0
		Adjustments to reconcile net earnings to net cash
		provided by operating activities:
63.0	55.8	Depreciation and amortization	224.6	229.0
4.2	14.3	Deferred income tax provision	1.7	8.6
34.5	31.5	Share-based compensation expense	127.2	147.4
-	7.5	Impairment of software development costs	-	7.5
0.5	(1.4)	Other non-cash items	2.9	1.5
		Changes in operating assets and liabilities, net of acquisitions:
(49.6)	(0.2)	Trade accounts receivable	(2.5)	27.8
(58.2)	(61.8)	Trade finance receivables	33.7	15.3
(19.8)	(11.0)	Prepaid and other current assets	(13.5)	5.7
(13.9)	9.2	Other long-term assets	3.9	16.6
72.6	27.9	Accrued and other current liabilities	24.8	(3.5)
108.9	200.8	Deferred revenue	20.3	(11.9)
2.5	4.0	Other long-term liabilities	(6.6)	(1.5)
(2.5)	(2.1)	Other operating assets and liabilities	(17.2)	(8.4)
212.9	347.2	Net cash provided by operating activities	800.3	765.1

		Cash flows from investing activities:
6.0	26.5	Proceeds from maturities of investments	30.8	95.5
10.7	2.1	Proceeds from sales of investments	15.1	15.4
(58.4)	(33.9)	Purchases of investments	(88.5)	(173.1)
(301.4)	-	Cash paid for acquisitions, net of cash acquired, and other investments	(464.3)	(19.4)
(34.8)	(35.4)	Capitalization of software development costs	(132.5)	(129.6)
(8.9)	(5.2)	Purchases of property and equipment	(26.5)	(24.5)
-	-	Other investing activities	-	1.9
(386.8)	(45.9)	Net cash used in investing activities	(665.9)	(233.8)

		Cash flows from financing activities:
(150.1)	-	Purchases of common stock, including accelerated share repurchase	(780.5)	(1,150.0)
(6.5)	(7.1)	Repurchases of stock to satisfy employee tax withholding obligations	(38.2)	(45.2)
11.0	30.8	Proceeds from stock options exercised and other	52.8	81.5
1.5	1.9	Excess tax benefit from share-based compensation expense	15.1	7.7
(3.8)	(2.7)	Repayments of borrowings and capital lease obligations	(24.5)	(24.1)
493.3	-	Proceeds from borrowings, net of issuance costs	493.3	494.7
345.4	22.9	Net cash provided by (used in) financing activities	(282.0)	(635.4)

5.9	(2.9)	Effect of exchange rate changes on cash and cash equivalents	(16.4)	(13.6)
177.4	321.3	Net change in cash and cash equivalents	(164.0)	(117.7)
1,319.5	1,057.9	Cash and cash equivalents, beginning of period	1,660.9	1,496.9
$1,496.9	$1,379.2	Cash and cash equivalents, end of period	$1,496.9	$1,379.2

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses (In millions) (Unaudited)

	Quarter Ended March 31,		Year Ended March 31,
	2012	2013	2012	2013

GAAP operating expenses	$458.7	$462.8	$1,628.1	$1,736.0

Share-based compensation expense	(34.5)	(31.5)	(127.2)	(147.4)

Amortization of intangible assets	(31.6)	(19.5)	(97.7)	(86.9)

Severance, exit costs and other restructuring charges	(7.9)	(27.2)	(10.8)	(36.0)

Proxy contest costs	-	-	-	(4.9)

Non-GAAP operating expenses	$384.7	$384.6	$1,392.4	$1,460.8

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income (In millions) (Unaudited)

	Quarter Ended March 31,		Year Ended March 31,
	2012	2013	2012	2013

GAAP operating income	$106.0	$105.8	$543.9	$465.4

Share-based compensation expense	34.5	31.5	127.2	147.4

Amortization of intangible assets	31.6	19.5	97.7	86.9

Severance, exit costs and other restructuring charges	7.9	27.2	10.8	36.0

Proxy contest costs	-	-	-	4.9

Non-GAAP operating income	$180.0	$184.0	$779.6	$740.6

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Margin to Non-GAAP Operating Margin (In millions) (Unaudited)

	Quarter Ended March 31,			Quarter Ended March 31,			Quarter Ended March 31,
	2012	2013		2012	2013		2012	2013

GAAP revenue:	$564.7	$568.6	GAAP operating income:	$106.0	$105.8	GAAP operating margin:	19%	19%

			Share-based compensation expense	34.5	31.5

			Amortization of intangible assets	31.6	19.5

			Severance, exit costs and other restructuring charges	7.9	27.2

			Proxy contest costs	-	-

GAAP revenue:	$564.7	$568.6	Non-GAAP operating income:	$180.0	$184.0	Non-GAAP operating margin:	32%	32%

	Year Ended March 31,			Year Ended March 31,			Year Ended March 31,
	2012	2013		2012	2013		2012	2013

GAAP revenue:	$2,172.0	$2,201.4	GAAP operating income:	$543.9	$465.4	GAAP operating margin:	25%	21%

			Share-based compensation expense	127.2	147.4

			Amortization of intangible assets	97.7	86.9

			Severance, exit costs and other restructuring charges	10.8	36.0

			Proxy contest costs	-	4.9

GAAP revenue:	$2,172.0	$2,201.4	Non-GAAP operating income:	$779.6	$740.6	Non-GAAP operating margin:	36%	34%

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Net Earnings to Non-GAAP Net Earnings (In millions) (Unaudited)

	Quarter Ended March 31,		Year Ended March 31,
	2012	2013	2012	2013

GAAP net earnings	$70.7	$72.7	$401.0	$331.0

Share-based compensation expense	34.5	31.5	127.2	147.4

Amortization of intangible assets	31.6	19.5	97.7	86.9

Severance, exit costs and other restructuring charges	7.9	27.2	10.8	36.0

Proxy contest costs	-	-	-	4.9

Subtotal pre-tax reconciling items	74.0	78.2	235.7	275.2

Tax effect of above pre-tax items	(22.2)	(23.7)	(68.4)	(81.8)

Impact of certain discrete tax items	-	-	(6.2)	-

Non-GAAP net earnings	$122.5	$127.2	$562.1	$524.4

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share (Unaudited)

	Quarter Ended March 31,		Year Ended March 31,
	2012	2013	2012	2013

GAAP diluted earnings per share	$0.43	$0.50	$2.32	$2.13

Share-based compensation expense	0.21	0.22	0.74	0.95

Amortization of intangible assets	0.19	0.13	0.57	0.56

Severance, exit costs and other restructuring charges	0.05	0.19	0.06	0.23

Proxy contest costs	-	-	-	0.03

Subtotal pre-tax reconciling items	0.45	0.54	1.36	1.77

Tax effect of above pre-tax items	(0.13)	(0.16)	(0.40)	(0.53)

Impact of certain discrete tax items	-	-	(0.04)	-

Non-GAAP diluted earnings per share	$0.74	$0.87	$3.25	$3.37

Shares used in computing diluted earnings per share (in millions)	165.6	146.1	172.8	155.7

CONTACT:
BMC Software
Global Communications:
Mark Stouse, 281-468-1608
Vice President, Global Connect
mark_stouse@bmc.com
or
Investor Relations:
Derrick Vializ, 713-918-1805
Vice President, Investor Relations
derrick_vializ@bmc.com